SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2004
FILE NUMBER 811-1540
SERIES NO.: 31

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     8,777
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                     4,924
              Class C Shares                     2,146
              Class R Shares                         2
              Institutional Class                  572

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 13.12
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 12.87
              Class C Shares                   $ 12.86
              Class R Shares                   $ 13.11
              Institutional Class              $ 13.17